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                                                                   Exhibit 10.11

THIS DEBENTURE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION EFFECTED PURSUANT TO SUCH REGISTRATION AND QUALIFICATION.


                          Accredited Home Lenders, Inc.

                       Floating-Rate Convertible Debenture

$3,000,000                                                        March 17, 1999
                                                                 (Date of Issue)


          FOR VALUE RECEIVED, ACCREDITED HOME LENDERS, INC., a California corporation (the "Borrower"), promises to pay to RESIDENTIAL FUNDING CORPORATION, a corporation organized under the laws of Delaware, or its registered assigns (the "Holder"), at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or at such other place designated at any time by the Holder hereof, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Million Dollars ($3,000,000) or, if less, the. unpaid aggregate principal amount of the amounts advanced hereunder, together with interest on the unpaid balance accruing at the rate specified herein on the Maturity Date, unless this Debenture is earlier converted into the Conversion Shares as provided herein, upon presentation and surrender of this Debenture, as set forth herein. This Debenture is the Debenture referred to in, and issued under, the Loan and Security Agreement (Convertible Debt) of even date herewith by and between the Borrower and the Holder (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given them in the Loan Agreement.

          Section 1. Maturity. The outstanding principal and all accrued and unpaid interest shall be due and payable on the Maturity Date, unless this Debenture is converted, in whole or in part, in the sole discretion of the Holder, into the Conversion Shares (as that term is defined in Section 7 hereof) as provided in the Loan Agreement and Section 4 hereof, provided, however, that monthly payments into the Escrow Account in respect of principal hereunder may be required by the Holder pursuant to Section 2.6 of the Loan Agreement if the Borrower does not satisfy certain Milestones set forth therein.

          Section 2. Payment of Principal and Interest. Except as required by
Section 2.6 of the Loan Agreement, no principal payment shall be due until the Maturity Date. Interest shall accrue and be payable on the principal balance, or so much thereof as may be outstanding from time to time, at the applicable rate and times set forth in Section 2.4 of the Loan Agreement, until

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the principal and interest hereof has been paid in full or until conversion of this Debenture, whichever occurs first. Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period. The Borrower may not prepay the Debenture, in whole or in part, prior to the Maturity Date; provided, however, that the Borrower shall prepay the Debenture at the option of the Lender in accordance with
Section 2.6 of the Loan Agreement.

          Section 3. Security. This Debenture is secured by a security interest in the Collateral, Escrow Account, and Investment Property granted under the Loan Agreement.

          Section 4. Conversion Rights. The outstanding principal amount of this Debenture may be converted (the "Conversion Option") by the Holder, in whole or in part, at any time after the date of issue until and including the Maturity Date, upon the following terms:

               (a) Conversion of Principal. The principal amount of this Debenture subject to conversion (the "Principal Conversion Amount"), as set forth in the Conversion Notice and the Confirmation of Conversion Exercise (as those terms are hereinafter defined), shall be converted into up to 2,095,625 Conversion Shares (the "Initial Number") at a rate of one share of Series B Common Stock for each $1.43 of principal being converted (the "Initial Conversion Price"). The Initial Number and the Initial Conversion Price are subject to adjustment in certain events, as more fully set forth in Section 5 of this Debenture.

               (b) Method of Exercise. To exercise the Conversion Option, in whole or in part, the Holder shall provide to the Borrower a conversion notice substantially in the form attached hereto as Schedule B-l (a "Conversion Notice"), at any time prior to the expiration of the Conversion Exercise Period, followed by delivery of a Confirmation of Conversion Exercise (as hereinafter defined) in the form attached hereto as Schedule B-2, which Confirmation of Conversion Exercise shall be irrevocable. Within thirty (30) calendar days after receipt of the Conversion Notice, the Borrower shall deliver to the Holder an updated schedule of exceptions to the Borrower's representations and warranties under the Loan Agreement dated the date of delivery thereof to the Holder (the "Updated Disclosure Schedule"), which shall constitute the then current update to disclosures related to such representations and warranties as of such date. In the event that the Borrower does not deliver an Updated Disclosure Schedule to the Holder within thirty (30) calendar days following receipt of the Conversion Notice, then the initial Disclosure Schedule (together with any interim updates thereto) shall be deemed to be the Updated Disclosure Schedule for all purposes hereof. If, after reviewing the Updated Disclosure Schedule and otherwise completing its due diligence review, the Holder still desires to exercise the Conversion Option, the Holder shall deliver to the Borrower a written confirmation of exercise (a "Confirmation of Conversion Exercise") within thirty (30) calendar days after receipt by the Holder of the Updated Disclosure Schedule. If the Holder delivers the Conversion Notice during the Conversion Exercise Period, neither the Confirmation of Conversion Exercise nor the surrender and conversion of the Debenture need occur within the Conversion Exercise Period, but the Confirmation of

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          Conversion Exercise must be delivered and the Debenture surrendered within the applicable time periods specified above. The Holder shall have no obligation to exercise its option to convert this Debenture, in whole or in part. If the Holder does not deliver a Conversion Notice during the Conversion Exercise Period, the Conversion Option shall terminate at the expiration of the Conversion Exercise Period. In addition, if the Holder delivers a Conversion Notice during the Conversion Exercise Period but does not deliver a Confirmation of Conversion Exercise within the applicable time period set forth above, after the Borrower has delivered (or has failed to deliver) the Updated Disclosure Schedule, then the Conversion Option shall terminate either immediately or at the expiration of the Conversion Exercise Period, whichever occurs later.

               (c) Surrender of Debenture: Issuance of Conversion Shares. This Debenture shall be converted only when:

               (i) The Holder has delivered the Confirmation of Conversion Exercise to the Borrower; and

               (ii) The Holder has surrendered the Debenture, accompanied by proper assignment thereof to the Borrower or in blank for transfer; and

               (iii) The Holder pays to the Borrower an amount equal to the
                     Principal Conversion Amount less the principal balance of this Debenture outstanding on the Conversion Date (the "Additional Principal Amount").

          The Series B Common Stock issuable on conversion shall be issued in the name of the Holder appearing in the books and records of the Borrower and shall be issued and delivered within two (2) Business Days after the date of delivery of the Confirmation of Conversion Exercise, the surrender of this Debenture by the Holder, and, if applicable, the payment of the Additional Principal Amount (the "Conversion Date"). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and subject to the payment of the accrued interest due hereunder, all rights of the Holder as a holder of a Debenture, to the extent of such conversion, shall cease at such time and the Holder shall be treated for all purposes as having become the holder of record from such time of the Conversion Shares issued to the Holder in such conversion. Upon delivery of such Conversion Shares, this Debenture, or the portion hereof so converted, shall be deemed to have been satisfied and discharged, and the Conversion Shares into which this Debenture shall be so converted shall be fully paid and nonassessable. In the event this Debenture has not been converted in full, the Borrower shall issue and deliver to the Holder a new Debenture identical to the one surrendered, except that it shall be in the correct principal amount after the partial conversion.

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                (d) Accrued Interest. Accrued but unpaid interest to the date of conversion on the Principal Conversion Amount shall not be converted but shall be paid in full in cash to the Holder within ten (10) Business Days of the Conversion Date.

                (e) Reservation of Common Stock. The Borrower covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Series B Common Stock as are necessary to satisfy the conversion of this Debenture into the Conversion Shares and such number of shares of Series A Common Stock as are necessary to satisfy the conversion of the Series B Common Stock into shares of Series A Common Stock.

                (f) Fractional Shares. No fractional shares of Series B Common Stock shall be issued upon conversion of this Debenture. The Borrower shall pay to the Holder the principal amount representing such fractional interest, at the Conversion Date and following surrender of this Debenture.

          Section 5. Anti-Dilution Provisions.

                (a) Reorganization, Reclassification or Recapitalization of the Company. In case of (i) a capital reorganization, reclassification, or recapitalization of the Borrower's Capital Stock (other than in the cases referred to in Section 5(c) hereof), (ii) the Borrower's consolidation or merger with or into another corporation in which the Borrower is not the surviving entity, or a reverse triangular merger in which the Borrower is the surviving entity but the shares of the Borrower's Capital Stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash, or otherwise, or (iii) the sale or transfer of the Borrower's property as an entirety or substantially as an entirety, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale, or transfer, appropriate provision (in form and substance satisfactory to the Holder) shall be made so that there shall thereafter be deliverable upon the conversion of this Debenture or any portion thereof (in lieu of or in addition to the number of shares of Series B Common Stock theretofore deliverable, as appropriate), and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of shares of Series B Common Stock which would otherwise have been deliverable upon the conversion of this Debenture or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale, or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 5(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales, and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Debenture.

                (b) Splits and Combinations. If the Borrower at any time subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (c) Reclassifications. If the Borrower changes any of the securities as to which conversion rights under this Debenture exist into the same or a different number of securities of any other class or classes, this Debenture shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Debenture immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted.

               (d) Dividends and Distributions. If the Borrower declares a dividend or other distribution on the Common Stock or if a dividend or other distribution on the Common Stock occurs pursuant to the Articles of Incorporation (other than a cash dividend or distribution), then, as part of such dividend or distribution, appropriate provision shall be made so that there shall thereafter be deliverable upon the conversion of this Debenture or any portion thereof, in addition to the number of shares of Series B Common Stock receivable thereupon and without payment of any additional consideration, the amount of the dividend or other distribution to which the Holder would have been entitled to receive had the conversion occurred immediately prior to the record date for such dividend or distribution.

               (e) Liquidation; Dissolution. If the Borrower shall dissolve, liquidate, or wind up its affairs, the Holder shall have the right, but not the obligation, to convert this Debenture in whole or in part effective as of the date of such dissolution, liquidation, or winding up. If any such dissolution, liquidation, or winding up results in any cash distribution to the Holder in excess of any Additional Principal Amount payable hereunder, then the Holder may, at its option, convert this Debenture without making payment of such Additional Principal Amount and, in such case, the Borrower shall, upon distribution to the Holder, consider such Additional Principal Amount to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such Additional Principal Amount from the amount payable to the Holder.

               (f) Adjustment of Conversion Price Upon Issuance of Additional Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Upon each issuance by the Borrower of any Additional Stock
                   (as such term is defined in Section 7 hereof) after the Closing Date, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 5) be adjusted to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of

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                     Common Stock Equivalents Outstanding immediately prior to
                     such issuance plus the number of shares of Series B Common Stock which the aggregate consideration received by the Borrower for the Additional Stock so issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock Equivalents Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock issued in such issuance.

               (ii) No adjustment of the Conversion Price shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 5(f)(vi)(C) and (D) hereof, no adjustment of the Conversion Price pursuant to this Section 5(f) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (iii) In the case of issuance by the Borrower of Additional Stock for cash, the consideration shall be deemed to be the net amount received by the Borrower therefor.

               (iv) In the case of issuance by the Borrower of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Borrower shall be the market price thereof as of the date of receipt. The fair value of any consideration other than cash or securities shall be determined by the Board of Directors of the Borrower in good faith, and notice thereof shall be promptly provided to the Holder. If the Holder is dissatisfied with such valuation, such fair value shall be determined by an appraiser jointly selected by the Borrower and the Holder. The determination of such appraiser shall be final and binding on the Borrower and the Holder, and the fees and expenses of such appraiser shall be paid by the Borrower.

               (v) In case any Options are issued in connection with the issue or sale of other securities of the Borrower, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

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              (vi)   In the case of the issuance (whether before, on, or after
                     the Closing Date) of Options or Convertible Securities, the following provisions shall apply for all purposes of this
                     Section 5(f):

                     (A) The aggregate maximum number of shares of Additional
                         Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(f)(iii), (iv), and (v) hereof), if any, received by the Borrower upon issuance of such Options plus the minimum exercise price provided in such Options (without taking into account potential anti-dilution adjustments) for the Additional Stock covered thereby.

                     (B) The aggregate maximum number of shares of Additional
                         Stock deliverable upon conversion of Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Borrower for any such Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Borrower (without taking into account potential anti-dilution adjustments) upon the conversion of such Convertible Securities (the consideration in each case to be determined in the manner provided in Sections 5(f)(iii), (iv), and (v) hereof).

                     (C) In the event of any change in the number of shares of
                         Additional Stock deliverable upon exercise or conversion as applicable or in the consideration payable to the Borrower upon exercise of such Options or upon conversion of such Convertible Securities, including, without limitation, a change resulting from anti-dilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made in conjunction with the actual issuance of Additional Stock or any payment of such consideration upon the exercise of any such Options or the conversion of such Convertible Securities.

                     (D) Upon the expiration or termination of any such Options or the expiration or termination of any conversion rights related to such Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Additional Stock (and Convertible Securities which remain in effect) actually issued upon the exercise of such Options or upon the conversion of such Convertible Securities.

                     (E) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 5(f)(vi)(A) and (B) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 5(f)(vi)(C) or (D) hereof.

                (g) Adjustment of Initial Number of Conversion Shares. Upon each adjustment of the Conversion Price pursuant to Section 5(f) hereof, the Initial Number of shares of Series B Common Stock issuable upon conversion hereof shall equal the number of shares determined by dividing (i) the aggregate Conversion Price for all Conversion Shares issuable upon conversion of this Debenture immediately prior to such adjustment by (ii) the Conversion Price per share in effect immediately after such adjustment.

                (h) Dilutive Events. Notwithstanding anything else contained herein to the contrary, if any event occurs as to which more than one anti-dilution provision of this Section 5 would apply, then the parties agree that the operation of the provisions of this Section 5 shall be limited to the preservation, without dilution, of the purchase rights represented by this Debenture prior to such dilutive event and in no event shall the Holder be put in a more advantageous position as a result of the operation of the provisions of this
          Section 5 than the Holder's position prior to any such dilutive event.

                (i) No Impairment. The Borrower shall not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or under the Loan Agreement by the Borrower, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                (j) Application. Except as otherwise provided herein, all sections of this Section 5 are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

          Section 6. Certificates and Notices.

                (a) Adjustment Certificates. Upon any adjustment of the Conversion Price and/or the number of shares of Series B Common Stock issuable upon conversion of this Debenture, a certificate, signed by
          (i) the Borrower's Chief Executive Officer, President, Executive Vice President, or Chief Financial Officer, or (ii) any independent firm of certified public accountants of recognized national standing the Borrower selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holder and shall specify the adjusted Conversion Price and the number of shares of Series B Common Stock issuable upon conversion of the Debenture after giving effect to the adjustment.

               (b) Extraordinary Corporate Events. If the Borrower, after the date hereof, proposes to effect (i) any transaction described in
          Section 5(a) or (c) hereof, (ii) a liquidation, dissolution or winding up of the Borrower described in Section 5(e) hereof, or (iii) any payment of a dividend, distribution, split, or combination with respect to Common Stock, then, in each such case, the Borrower shall mail to the Holder a notice describing such proposed action and specifying the date on which the Borrower's books shall close, or a record shall be taken, for determining the holders of Common Stock entitled to participate in such action, or the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities and/or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed to the Holder at least thirty (30) days prior to the record date for such action in the case of any action described in clause (i) or clause (iii) above, and in the case of any action described in clause (ii) above, at least thirty (30) days prior to the date on which the action described is to take place and at least thirty (30) days prior to the record date for determining holders of Common Stock entitled to receive securities and/or other property in connection with such action.

          Section 7. Additional Definitions. For purposes of this Debenture, the following terms shall have the following respective meanings:


               "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(f) hereof) by the Borrower after the Closing Date other than (i) shares of Common Stock issuable or issued pursuant to the conversion of shares of the Series A Preferred Stock outstanding as of the Closing Date, (ii) shares of Common Stock issuable or issued pursuant to the Lehman Warrant or the Cargill Warrant (as those terms are defined in this Section 7), (iii) shares of Common Stock or Options to acquire shares of Common Stock, issued or issuable to officers, employees, consultants, or directors of the Borrower pursuant to Existing Stock Option/Plans, but excluding any such shares or Options issued or issuable to the Senior Managers or to the directors elected by the holders of the Borrower's outstanding shares of Series A Preferred Stock, if any.

               "Cargill Warrant" means that certain Amended and Restated Cargill Warrant Agreement dated as of January 30, 1998, issued by the Borrower to Cargill, exercisable for up to One Hundred Fifty Thousand (150,000) shares of Common Stock, subject to adjustment in accordance with the terms of such agreement.

               "Conversion Price" means the Initial Conversion Price per share of Series B Common Stock, as such price may be adjusted pursuant to pursuant to the terms of Section 5(f) hereof.

               "Conversion Shares" means the Initial Number of shares of Series B Common Stock issuable upon conversion of this Debenture, as such number may be adjusted pursuant to the terms of Section 5(g) hereof; provided, that if under the terms hereof there shall be a change such that the securities issuable under the Debenture shall be issued by a Person other than the Borrower or there shall be a change in the type or class of securities issuable under the Debenture, then the term shall mean the securities issuable upon conversion of the Debenture and the exercise of the rights granted hereunder.

               "Fair Market Value" means:

                    (i) If shares of Common Stock are being sold pursuant to a Registration and Fair Market Value is being determined as of the closing of the public offering, the "price to public" specified for such shares in the final prospectus for such public offering;

                    (ii) If(i) is not applicable and if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days before such date, excluding any trades that are not bona fide, arm's length transactions. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading, or traded. If both (i) and (ii) are applicable, "Fair Market Value" shall be the higher of that determined by (ii) and (i);

                    (iii) If neither (i) nor (ii) is applicable, the average of the reported closing bid and asked prices thereof for the thirty
               (30) trading days before such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Holder (provided, however, that the selected member firm may not be an affiliate of the Holder). If both (i) and (iii) are applicable, "Fair Market Value" shall be the higher of that determined by (i) and (iii); or

                    (iv) If no shares of Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market and if no such shares are being offered to the public pursuant to a Registration, the Fair Market Value of a share of Common Stock shall be determined as follows:

                    (A) The Borrower and the Holder shall each appoint a
               representative and such representatives shall use their best efforts to agree on the Fair Market Value within ten (10) Business Days.

                    (B) If such representatives are unable to agree on the Fair
               Market Value within ten (10) Business Days, the Borrower and the Holder shall, on the last day of such ten (10) Business Day period, appoint a qualified appraiser experienced in appraising businesses similar to the business of the Borrower. If the Borrower and Holder do not agree on an appraiser, each of them shall instruct their respective appraiser to mutually select a third appraiser experienced in appraising businesses similar to the business of the Borrower. This third appraiser shall be jointly engaged by the Borrower, on the one hand, and the Holder, on the other hand, to appraise the fair value of the Borrower on a controlling interest basis, and shall be instructed to complete its appraisal within thirty (30) days after its appointment. In such case, the fair value estimate of such appraiser shall be the Fair Market Value. Once the Fair Market Value has been determined, such appraiser shall deliver the results to the Borrower and the Holder.

                    (D) The appraisal shall be conducted in accordance with the
               Uniform Standards of Professional Appraisal Practice in effect as of the effective date of the appraisal as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

                    (E) The standard of value shall be the fair value of the
               Borrower as a going concern.

                    (F) The Borrower shall make available all relevant
               information that may be reasonably requested by the appraiser, including, without limitation, any and all forecasts, other appraisals, valuation analyses, market analyses, and other information that may reflect expectations regarding the future earnings of the Borrower. The Holder shall make available all relevant information it possesses as such information relates specifically to the Borrower.

                    (G) The appraiser shall consider all appropriate valuation methods and procedures, including, without limitation, the following three approaches to value:

                         (1) The income approach based on the estimated future
                    earnings of the Borrower;


                         (2) The market approach based on market transactions
                    involving public or private guideline companies engaged in businesses in which the Borrower may be engaged as of the effective date of the appraisal; and

                                (3) The asset based "cost approach" based on the
                            replacement cost of the Borrower's assets less its liabilities valued at market, including the consideration of tangible and intangible assets such as goodwill.

                            (H) The appraiser shall consider and reconcile the
                     indications of value resulting from the various approaches to arrive at the Fair Market Value.

               "Lehman Warrant" means that certain Common Stock Purchase Warrant dated October 1, 1997, issued by the Borrower to Lehman, exercisable for Three Hundred Sixty-Three Thousand Eight Hundred Nineteen (363,819) shares of Common Stock, subject to adjustment in accordance with the terms of such agreement.

         Section 8. Purchase Rights. If at any time the Borrower grants, issues, or sells any Options, Convertible Securities, or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), the Holder shall be entitled in each case to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Series B Common Stock acquirable upon the complete conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights.

         Section 9. Restrictions on Transferability. This Debenture and the Conversion Shares (unless registered) shall be "restricted securities" as defined in Rule 144(a)(3) of the Securities Act. This Debenture and the Conversion Shares (unless registered) may be transferred only in accordance with
(a) applicable law, and only on the same basis as a restricted security would be transferable thereunder, (b) any transfer restrictions applicable to shares of the Capital Stock generally, (c) the conditions set forth in this Section 9, and
(d) with respect to any transfer of the Debenture, the conditions and limitations set forth in Section 12(c). The Holder, by acceptance hereof, agrees to give written notice to the Borrower at least ten (10) days before transferring this Debenture or the Conversion Shares (unless registered), of the Holder's intent to do so, describing briefly the manner of the proposed transfer. Promptly upon receiving such written notice, the Borrower shall present copies thereof to counsel for the Borrower. If, in the opinion of counsel satisfactory in form and substance to the Borrower, the proposed transfer or conversion may be effected without violation of the applicable federal and state securities laws, the Holder shall be entitled to transfer this Debenture or the Conversion Shares (unless registered) in the manner contemplated in the above-referenced notice to the Borrower; provided, that an appropriate legend may be endorsed on this Debenture or the Conversion Shares (unless registered) respecting restrictions on transfer thereof necessary or advisable in the opinion of counsel and satisfactory in form and substance to the Borrower to prevent further transfers that would be in violation of the securities laws or adversely affect the exemptions relied upon by the

Borrower. Upon transfer of this Debenture, the transferee, by acceptance of this Debenture, agrees to be bound by the provisions, terms, conditions, and limitations of this Debenture and the Loan Agreement. If (a) no opinion of counsel referred to in this Section 9 has been provided to the Borrower, or (b) in the opinion of such counsel the proposed transfer, conversion, or disposition of this Debenture or the Conversion Shares (unless registered) described in the Holder's written notice given pursuant to this Section 9 may not be effected without registration or without adversely affecting the exemptions relied upon by the Borrower or without violating the terms of this Section 9, the Holder will restrict the transfer, conversion, or disposition of this Debenture or the Conversion Shares (unless registered) accordingly.

          Section 10. Replacement of Debenture. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Debenture and in the case of any such loss, theft, or destruction, upon delivery of an undertaking of indemnity satisfactory to the Borrower, if requested by the Borrower, or in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Borrower shall issue a new Debenture identical in form to the lost, stolen, destroyed, or mutilated Debenture.

          Section 11. Remedies on Default. Upon the occurrence of an Event of Default and so long as any Event of Default is continuing, the Holder shall have the option to declare the entire principal amount hereof and all accrued but unpaid interest thereon to be immediately due and payable by written notice to the Borrower. The Holder shall have all other remedies at law and in equity afforded to holders of debt or otherwise provided for by this Debenture, the Loan Agreement, and the other Convertible Debt Documents.

          Section 12. General Provisions.

               (a) Modification and Waiver. No amendment, modification, or waiver of any provision hereof shall be binding upon the Borrower or the Holder unless set forth in a written document signed, in the case of amendments or modifications, by the Borrower and the Holder or, in the case of waivers, by the party granting the waiver. Any waiver shall be limited to the provision hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

               (b) Notices. Except when telephonic notice is expressly authorized by this Debenture or the Loan Agreement, any notice or other communication to any party in connection with this Debenture shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier, or United States mail (postage prepaid) addressed to such party at the address specified on the signature page of the Loan Agreement, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex, or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

               (c) Successors and Assigns. All the terms and provisions of this Debenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower and the Holder, whether or not so expressed, except that neither the Borrower nor the Holder may assign its rights or delegate its obligations hereunder without the prior written consent of the other party; provided, however, that the Holder may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Loan and its rights under this Debenture to one or more Affiliates.

               (d) Governing Law and Construction. THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS DEBENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WTHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

               (e) Waiver of Demand, Presentment, and Notice of Dishonor. The Borrower hereby waives demand, notice, protest, presentment, and notice of dishonor, and all other notices, filing of suit, and diligence in collecting amounts due hereunder.

               (f) Attorneys' Fees. In the event of an occurrence of an Event of Default, whether or not collection is initiated by the prosecution of any suit or by judicial proceeding, the Borrower shall pay, in addition to all other amounts due hereunder, all court costs and reasonable attorneys' fees and expenses incurred by the Holder in connection therewith.

               (g) Severability. Should any one or more of the provisions of this Debenture be determined to be invalid, illegal, or unenforceable, all other provisions hereof will be given effect separately from the provision or provisions determined to be invalid, illegal, or unenforceable and will not be affected thereby.

          IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by its duly authorized officer as of the Date of Issue specified above.

                                                   ACCREDITED HOME LENDERS, INC.


                                                   BY [ILLEGIBLE]
                                                      --------------------------
                                                   Its  Executive Vice President
                                                        ------------------------

                                   SCHEDULE A

                         REGISTER OF DEBENTURE ADVANCES

================================================================================
   Date of
   Advance,    Advance, Payment, or   Aggregate Outstanding
 Payment, or    Conversion Amount       Principal Balance      Notation Made By:
 Conversion
================================================================================


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


================================================================================

                                  SCHEDULE B-l

                           FORM OF CONVERSION NOTICE

               To be signed upon exercise of right of conversion.

1. The undersigned, the Holder of the $3,000,000 Accredited Home Lenders, Inc. Floating-Rate Convertible Debenture, issued on March ____, 1999 (the "Debenture"), hereby conditionally elects to exercise the conversion right under Section 4 of the Debenture and Section 3.1 of the Loan Agreement to convert [the entire outstanding principal amount] [up to $_____________] of the Debenture into shares of Series B Common Stock of the Borrower (collectively, the "Shares"). The undersigned requests that the Borrower deliver to the undersigned at the address set forth below, documentation setting forth in reasonable detail calculations setting forth the current Conversion Price, the number of Shares calculated using such Conversion Price, the maximum number of Conversion Shares into which the Debenture may be converted, and an Updated Disclosure Schedule. In the event the undersigned desires to exercise its option to convert the Debenture into the Shares after its receipt and review of the Updated Disclosure Schedule and completion of its due diligence, the undersigned shall deliver to you a written confirmation of exercise within thirty (30) calendar days of its receipt of the Updated Disclosure Schedule. Capitalized terms used herein without definition have the meanings specified in the Debenture.

2. The undersigned hereby further acknowledges, represents, warrants, and agrees that:

     a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws and are being issued by the Borrower pursuant to exemptions from such registration requirements and are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, or pursuant to registration or exemption therefrom;

     b) in the event the Borrower is conducting an initial public offering ("IPO") at or about the time of the conversion of the Debenture and the Shares of the Holder are not included in such registration, the Holder has agreed not to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Shares for a period which shall be the shorter of (i) one hundred eighty (180) days commencing on the effective date of IPO, or (ii) the period for which the executive officers of the Borrower lock-up their shares of Capital Stock, unless the managing underwriter of the IPO agrees, in its sole discretion, to shorten or waive such lock-up period;

     C) in the event the Borrower is conducting a secondary offering at or about the time of the conversion of the Debenture and the Shares of the Holder are not included in such registration, the Holder has agreed not to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Shares for a period which shall be the shorter of (i) ninety (90) days commencing on the effective date of secondary offering, or (ii) the period for which the executive officers of the Borrower lock-up their shares of Capital

                                      B-l-l

          Stock, unless the managing underwriter of the secondary offering agrees, in its sole discretion, to shorten or waive such lock-up period; and

     d) accrued but unpaid interest to the date of conversion shall not be converted but shall be paid in full in cash to the Holder not later than ten (10) Business Days following the date of conversion.

3. The conversion represented by this notice shall be deemed to have been effected immediately prior to the close of business on the date the Confirmation of Conversion Exercise (as such term is defined in the Debenture) is delivered, the Debenture is surrendered, and, if applicable, the Additional Principal Amount paid (the "Conversion Date"), and subject to the payment of any accrued and unpaid interest due hereunder, all rights of the Holder as a holder of a Debenture, to the extent of such conversion, shall cease at such time and the Holder shall be treated for all purposes as having become the holder of record of the shares represented by the conversion thereby at such time. Upon delivery of such shares, this Debenture, or the portion hereof so converted, shall be deemed to have been satisfied and discharged, and the shares into which this Debenture shall be so converted shall be fully paid and nonassessable. In the event this Debenture has not been converted in full, the Borrower shall issue and deliver to the Holder a new Debenture identical to the one surrendered, except that it shall be in the correct principal amount after the partial conversion.



Dated:

                                                 _______________________________
                                                          (Signature)


                                                 Address:
                                                 --------

                                                 _______________________________
                                                 _______________________________
                                                 _______________________________

                                     B-1-2

                                  SCHEDULE B-2

                   FORM OF CONFIRMATION OF CONVERSION EXERCISE


          The undersigned, the Holder of the attached Debenture, hereby irrevocably confirms its election to exercise the conversion right under Section 4 of the Debenture and Section 3.1 of the Loan Agreement to convert [the entire outstanding principal amount] [$______________] of the Debenture into shares of Series B Common Stock of the Borrower. Capitalized terms used herein without definition have the meanings specified in the Debenture.

          Enclosed with this notice is the original Debenture, accompanied by proper Assignments thereof to the Borrower or in blank for transfer. The undersigned requests that a certificate representing the Conversion Shares (as defined in the Conversion Notice heretofore delivered) be delivered to the undersigned at the address set forth below and, in the event of a partial conversion, a new Debenture identical to the one surrendered, except that it shall be in the correct principal amount after such partial conversion.

Dated:
                                               _________________________________
                                                         (Signature)


                                               Address:
                                               -------


                                               _________________________________
                                               _________________________________
                                               _________________________________

                                     B-2-1

--------------------------------------------------------------------------------
                                    CONSENT,
                                 FIFTH AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               (Convertible Debt)
                                       and
                                 FIRST AMENDMENT
                                       TO
                       FLOATING-RATE CONVERTIBLE DEBENTURE
--------------------------------------------------------------------------------

CONSENT, FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (Convertible Debt) AND FIRST AMENDMENT TO FLOATING-RATE CONVERTIBLE DEBENTURE (this "Amendment") dated as of September 16, 2002, among ACCREDITED HOME LENDERS, INC., a California corporation ("Borrower"), ACCREDITED HOME LENDERS HOLDING CO., a Delaware corporation ("Parent"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A. Borrower and Lender are parties to a Loan and Security Agreement (Convertible
   Debt) dated as of March 17, 1999, as amended by a First Amendment to Loan and Security Agreement (Convertible Debt) dated as of July 12, 2000, a Second Amendment to Loan and Security Agreement (Convertible Debt) dated as of January 31, 2001, a Third Amendment to Loan and Security Agreement (Convertible Debt) dated as of December 28, 2001, and a Fourth Amendment to Loan and Security Agreement (Convertible Debt) dated as of March 12, 2002 (as amended, the "Agreement").

B. In connection with the initial execution and delivery of the Agreement, Borrower issued a Floating-Rate Convertible Debenture dated March 17, 1999 to Lender (the "Debenture").

C. Borrower has notified Lender that (a) Parent proposes to amend and restate its Certificate of Incorporation as set forth in Exhibit A to this Amendment (the "Certificate Amendment"), (b) Borrower proposes to engage in a corporate reorganization in which AHL Merger Sub, a California corporation and a wholly owned subsidiary of Parent, will merge with and into Borrower, with Borrower as the surviving corporation (the "Merger"), as the result of which (i) Borrower will become a wholly owned subsidiary of Parent, (ii) each holder of Borrower's stock will become a holder of a like number of shares of capital stock of Parent of a series having the same terms and conditions as the shares of Borrower's stock held prior to the Merger and (iii) the Debenture will become convertible, by its terms, into shares of stock of Parent and (c) following consummation of the Merger, Parent proposes to make an initial public offering ("IPO" and, together with the Certificate Amendment and the Merger, the "Proposed Transactions") of shares of Parent's common stock.

D. Under Sections 7.3, 7.5 and 7.6 of the Agreement, the Proposed Transactions are subject to the prior approval of Lender and, in the absence of a consent or waiver by Lender, consummation of the Proposed Transactions would result in one or more Events of Default under the Agreement.

E. Borrower has requested that Lender consent to the Proposed Transactions and, in connection with such consent, to amend certain terms of the Agreement and the Debenture, all as more fully set out in, and subject to the terms and conditions of, this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

Accredited (5/th/ Amendment)

1.   Lender consents to the Certificate Amendment and the Merger, subject to:

     a. Satisfactory completion of a fairness hearing pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended (the "Hearing"), by the California Commissioner of Corporations (the "Commissioner");

     b. The issuance of a permit by the Commissioner (the "Permit") that states that Parent is qualified to offer, sell and issue the securities described in the application for the Permit (the "Application") and the issuance by the Commissioner of a Certificate of Issuance of Permit (the "Certificate") that states that the terms and conditions of the proposed offer and sale of securities as described in the Application are fair and are approved;

     c.   Lender's receipt of a copy of the Permit and the Certificate;

     d. Lender's receipt of a copy of Parent's amended and restated Certificate of Incorporation, certified by the Delaware Secretary of State;

     e. Lender's receipt of documentation evidencing the fact that the amendment and restatement of Parent's Certificate of Incorporation and the Merger have been approved by Parent's and Borrower's respective Boards of Directors and shareholders;

     f.   Lender's receipt of four executed originals of this Amendment;

     g. Lender's receipt of four executed originals of a Twelfth Amendment to Warehousing Credit, Term Loan and Security Agreement; and

     h. Lender's receipt of four executed originals of the Parent Guaranty (as defined below).

2.   Effective simultaneously with the consummation of the Merger:

     a.   The definition of "Convertible Debt Documents" set forth in Section
          1.1. of the Agreement shall be amended to read in its entirety as follows:

              "Convertible Debt Documents" means this Agreement, the Debenture, the Investors' Rights Agreement, the Co-Sale Agreement, any agreement of the Borrower relating to Subordinated Debt, the Parent Guaranty, and each other document, instrument, or agreement executed by the Borrower in connection herewith or therewith, as any of the same may from time to time be amended, supplemented, restated, renewed, or otherwise modified or replaced, or, if terminated, then as in effect immediately preceding such termination.

     b. The definition of "Debenture" set forth in Section 1.1. of the Agreement shall be amended to read in its entirety as follows:

              "Debenture" means the Debenture referenced in Section 2.3 hereof, as the same may from time to time be amended, supplemented, restated, renewed, or otherwise modified or replaced.

     c. Section 1.1 of the Agreement shall be amended to add, in appropriate alphabetical order, definitions of "Parent" and "Parent Guaranty" to read in their entireties as follows:

              "Parent" means Accredited Home Lenders Holding Co., a Delaware corporation.

              "Parent Guaranty" means the Guaranty of Parent dated September 16, 2002, as the same may be amended, restated, renewed or replaced from time to time, pursuant to

Accredited (5/th/ Amendment)           -2-
          which Parent guarantees the payment and performance of Borrower's Obligations under this Agreement, the Debenture, the Warehouse Credit and Term Loan Agreement, and the other Transaction Documents.

     d. All references in the Agreement and the Debenture to Capital Stock, Common Stock, Series A Common Stock, Series A Preferred Stock and Series B Common Stock shall be references to the appropriate class or series of the capital stock of Parent.

     e. Section 4(c)(iii) of the Debenture and the phrase "and, if applicable, the payment of the Additional Principal Amount" in the second sentence of Section 4(c) of the Debenture shall be deleted in their entirety and the parties agree that Lender's conversion of the Debenture shall occur solely in exchange for surrender of the Debenture without the payment by Lender of any additional consideration in connection therewith.

3. Borrower and Parent acknowledge that, from and after the consummation of the Merger, the Debenture will be convertible into shares of capital stock of Parent by reason of Section 5(a)(ii) of the Debenture and Section 8 of the form of Agreement and Plan of Merger by and among Borrower, Parent and Merger Sub submitted in connection with the Application.

4. In the event that Lender, in its sole discretion, executes and delivers an underwriting agreement with respect to the IPO and the terms and conditions of Lender's participation therein (the "Underwriting Agreement"), then, simultaneously with the closing of the IPO on the terms and conditions specified in the Underwriting Agreement (but not otherwise):

     a. Lender shall be deemed to have consented to the consummation of the IPO;

     b. The Debenture shall be converted into the Initial Number of Conversion Shares and the Conversion Shares shall be converted into shares of Class A Common Stock. To facilitate conversion, Lender agrees to surrender the Debenture to a custodian under a custody agreement with terms and conditions acceptable to Lender in its sole discretion to be executed simultaneously with the Underwriting Agreement;

     c. Parent shall issue the number of shares of Class A Common Stock issuable upon conversion of the Initial Number of Conversion Shares. Such shares shall, upon delivery, be duly authorized, validly issued, fully paid and nonassessable;

     d. Lender shall not be deemed to have any rights pursuant to Section 3.2 as the result of the transactions contemplated by this Section 4;

     e.   Section 3.2 of the Agreement shall be deleted in its entirety; and

     f. The covenants in Articles VI and VII of the Agreement shall be of no further force and effect.

The parties agree that the transactions described in this Section 4 shall be consummated upon satisfaction of the conditions specified in this Section 4 without regard to, or any need for any party to comply with, the provisions of Sections 4(b) and 4(c) of the Debenture. The parties further acknowledge and agree that Lender's right to payment of accrued interest due under the Debenture shall survive the conversion provided for in this Section 4 as provided in
Section 4(d) of the Debenture.

5.   Each of Borrower and Parent represents, warrants and agrees that:

     a. There does not exist as of the date of this Amendment, and there will not exist as of the consummation of the Merger, any Default or Event of Default under the Transaction Documents;

Accredited (5/th/ Amendment)

     b. The Transaction Documents continue as of the date of this Amendment, and will continue as of the consummation of the Merger, to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified by this Amendment;

     c. Borrower is not as of the date of this Amendment, and will not be as of the consummation of the Merger, in default under any of the Transaction Documents and Borrower has as of the date of this Amendment, and will have as of the consummation of the Merger, no offset or defense to its performance or obligations under any of the Transaction Documents;

     d. Except for changes permitted by the terms of the Agreement, Borrower's representations and warranties contained in the Transaction Documents are as of the date of this Amendment, and will as of the consummation of the Merger be, true, accurate and complete in all respects; and

     e. There has been as of the date of this Amendment, and will have been as of the consummation of the Merger, no material adverse change in Borrower's financial condition from the date of the Agreement.

6. The parties agree that Lender's execution and delivery of this Amendment is not and shall not be deemed to be a reaffirmation as of the date of this Amendment or any other date of the representations and warranties contained in Section 3.4 of the Agreement.

7. Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement or the Debenture, as the case may be. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

8. Except as expressly modified by this Amendment, the Agreement and the Debenture are unchanged and remain in full force and effect, and each of Borrower and Parent ratifies and reaffirms all of its obligations under the Agreement, the Debenture and the other Transaction Documents.

9. Except as specifically set forth in this Amendment, Lender's consent to any of the Proposed Transactions shall not be deemed a consent to the breach by Borrower or Parent of any other covenants or agreements contained in the Agreement or any other Convertible Debt Document or Transaction Document with respect to any of the Proposed Transactions or any other transaction or matter. Borrower and Parent further agree that the consents set forth in this Amendment are limited to the precise meaning of the words as written and shall not be deemed (i) to be a consent or consents to any waiver or modification of any other term or condition of the Agreement, the Debenture or any other Convertible Debt Document or Transaction Document or (ii) to prejudice any right or remedy that Lender may now have or may in the future have under or in connection with the Agreement, the Debenture or any other Convertible Debt Document or Transaction Document other than with respect to the matters for which the consents in this Amendment have been provided. Except as expressly set forth in this Amendment, the consents described herein do not alter, affect, release or prejudice in any way any of Borrower's or Parent's obligations under the Agreement, the Debenture and the other Convertible Debt Documents and Transaction Documents.

10. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

Accredited (5/th/ Amendment)

IN WITNESS WHEREOF, Borrower, Parent and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year specified above.

ACCREDITED HOME LENDERS, INC.,
a California corporation

By: /s/ Ray W. McKewon
   ------------------------------
Its: Executive Vice President
     ----------------------------

ACCREDITED HOME LENDERS HOLDING CO.,
a Delaware corporation

By: /s/ James A. Konrath
   ------------------------------
Its: Chief Executive Officer
     ----------------------------

RESIDENTIAL FUNDING CORPORATION,
a Delaware corporation

By: /s/ Thomas S. Dinnegan
    -----------------------------
    Managing Director

Accredited (5/th/ Amendment)